                                                                     EXHIBIT 11

             AMERICAN TELESOURCE INTERNATIONAL INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                                                           For the period from
                                                            December 17, 1993
                                                           (Inception) through      For the year ended      For the year ended
                                                              July 31, 1994            July 31, 1995            July 31, 1996
                                                           -------------------      ------------------      ------------------
Primary
     Earnings:
          Net loss                                                ($343,528)             ($2,004,167)            ($2,204,727)
                                                               ============             ============            ============


     Shares:
          Weighted average number of common shares
            outstanding                                           9,146,091               13,922,018              19,928,372
          Incremental shares assuming conversion of
            warrants                                                      0                  162,360                 175,539
                                                               ------------             ------------            ------------

          Weighted average number of common shares
            outstanding as adjusted                               9,146,091               14,084,378              20,103,911
                                                               ============             ============            ============

          Primary earnings per common share
            Net loss                                                 ($0.04)                  ($0.14)                 ($0.11)
                                                               ============             ============            ============

Fully Diluted
     Earnings:
          Net loss                                               ($343,528)             ($2,004,167)            ($2,204,727)
          Add: Interext expense applicable to convertible
            debt                                                          0                    6,000                  12,000
                                                               ------------             ------------            ------------
          Net loss - as adjusted                                  ($343,528)             ($1,998,167)            ($2,192,727)
                                                               ============             ============            ============

     Shares:
          Weighted average number of common shares
            outstanding                                           9,146,091               13,922,018              19,928,372
          Incremental shares assuming conversion of
            convertible debt                                              0                  100,000                 200,000
          Incremental shares assuming conversion of
            warrants                                                 39,835                  202,229                 240,513
                                                               ------------             ------------            ------------

          Weighted average number of common shares
            outstanding as adjusted                               9,185,926               14,224,247              20,368,885
                                                               ============             ============            ============

          Fully diluted earnings per common share
            Net loss, as adjusted                                    ($0.04)                  ($0.14)(a)              ($0.11)
                                                               ============             ============            ============

(a) This calculation is submitted in accordance with paragraph 601 (b) (11) of Regulation S-K although it is contrary to APB Opinion No. 15 because it produces an antidilutive result.